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                                                                   Exhibit 10.23

                              SEVERANCE AGREEMENT
                              -------------------


          THIS AGREEMENT, dated May 8, 1998, is made by and between Einstein/Noah Bagel Corp., a Delaware corporation (the "Company"), and Paul Murphy (the "Executive").

          WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

          WHEREAS, the Company recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

          WHEREAS, the Company has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

          1.  Defined Terms.  The definitions of capitalized terms used in this
              -------------
Agreement are provided in the last Section hereof.

          2.  Term of Agreement.  The Term of this Agreement shall commence on
              -----------------
the date hereof and shall continue in effect through May 8, 2000; provided,
                                                                  --------
however, that commencing on May 8, 2000 and each May 8 thereafter, the Term
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shall automatically be extended for one additional year unless, not later than
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December 31 of the preceding year, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change
                                   ------- --------  -------
in Control shall have occurred during the Term, the Term shall expire twenty-four (24) months beyond the month in which such Change in Control occurred.

          3.  Company's Covenants Summarized.  In order to induce the Executive
              ------------------------------
to remain in the employ of the Company and in consideration of the Executive's covenants set forth in Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

          4.  The Executive's Covenants.  The Executive agrees that, subject to
              -------------------------
the terms and conditions of this Agreement, in the event of a Potential Change in Control during the Term, the Executive will remain in the employ of the Company until the earliest of (i) a date which is three (3) months from the date of such Potential Change of Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason or by reason of death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

          5.  Compensation Other Than Severance Payments.  If the Executive's
              ------------------------------------------
employment shall be terminated for any reason following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive during the period through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the

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first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason.

          6.  Severance Payments.
              ------------------

          6.1 If the Executive's employment is terminated following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments"), in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof. For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who has entered into an agreement with the Company the consummation of which would constitute a Change in Control,
(ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which constitutes Good Reason occurs at the request or direction of such Person, or (iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs). For purposes of any determination regarding the applicability of the immediately preceding sentence, any position taken by the Executive shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that such position is not correct.

               (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to the sum of (i) 6 months' base salary, based on the Executive's salary rate as in effect immediately prior to the Date of Termination or, if higher, in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, (ii) the amount of the Executive's bonus for any completed fiscal year or other completed measuring period preceding the Date of Termination which has not yet been paid, assuming the achievement of all individual performance goals (including any subjective performance goals), and (iii) a pro rata portion of the Executive's bonus for the fiscal year or other measuring period in which the Date of Termination occurs, obtained by multiplying 90% of the Executive's target bonus for such period by the fraction obtained by dividing the number of full months and any fractional portion of a month during such period through the Date of Termination by the total number of months contained in such period.

               (B) For the 6 month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence; provided, however, that,
                                                   --------  -------
     unless the Executive consents to a different method, such health insurance benefits shall be provided through a third-party insurer.

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

     Benefits otherwise receivable by the Executive pursuant to this Section 6.1
     (B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive during the 6 month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the
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     Executive for the excess, if any, of the cost of such benefits to the
     Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

                    (C) Each option to purchase shares of common stock of the Company outstanding at the Date of Termination shall become fully vested and exercisable on the Date of Termination and shall remain exercisable during the term of such option.

                    (D) The Company shall provide the Executive with outplacement services suitable to the Executive's position for a period of 6 months or, if earlier, until the first acceptance by the Executive of an offer of employment.

          6.2 The payments provided in subsection (A) of Section 6.1 hereof shall be made not later than the fifth day following the Date of Termination; provided, however, that if the amounts of such payments cannot be finally
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determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at the reference rate announced from time to time by Bank of America National Trust and Savings Association) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments ex ceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the reference rate announced from time to time by Bank of America National Trust and Savings Association). At the time that payments are made under this Agreement, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations.

          6.3 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          7.  Termination Procedures and Compensation During Dispute.
              ------------------------------------------------------

          7.1  Notice of Termination.  After a Change in Control and during the
               ---------------------
Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 10 hereof.
For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of a majority of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty

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of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

          7.2  Date of Termination.  "Date of Termination," with respect to any
               -------------------
purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and (ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

          7.3  Dispute Concerning Termination.  If within fifteen (15) days
               ------------------------------
after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date on which the Term ends or (ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be extended by a notice of
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dispute given by the Executive only if such notice is given in good faith and the Executive pursues the resolution of such dispute with reasonable diligence.

          7.4  Compensation During Dispute.  If a purported termination occurs
               ---------------------------
following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 here

                                       7
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of, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

          8.  No Mitigation.  The Company agrees that, if the Executive's
              -------------
employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to Section 6 hereof or Section
7.4 hereof. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

          9.  Successors; Binding Agreement.
              -----------------------------

          9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change

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

in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

          9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

          10.  Notices.  For the purpose of this Agreement, notices and all
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other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

               To the Company:

               Einstein/Noah Bagel Corp.
               14103 Denver West Parkway
               Golden, CO 80401

               Attention:  General Counsel

          11.  Miscellaneous.  No provision of this Agreement may be modified,
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waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party; provided, however, that this Agreement shall supersede any
                      --------  -------
agreement setting forth the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control that has occurred or is deemed to have occurred pursuant to Section 6.1 hereof, by the Company other than for Cause or by the Executive other than for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Colorado. All references to sections of the Exchange Act shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 6 and 7 hereof) shall survive such expiration.

          12.  Validity.  The invalidity or unenforceability of any provision of
               --------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

          13.  Counterparts.  This Agreement may be executed in several
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          14.  Settlement of Disputes; Arbitration.  14.1 All claims by the
               -----------------------------------
Executive for benefits under this Agreement shall be directed to and determined by the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement

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

shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied.

          14.2 Any further dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in Denver, Colorado in accordance with the rules of the American Arbitration Association then in effect; provided, however, that the evidentiary standards
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set forth in this Agreement shall apply.  Judgment may be entered on the arbitrator's award in any court having jurisdiction. Notwithstanding any provision of this Agreement to the contrary, the Executive shall be entitled to seek specific performance of the Executive's right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

          15.  Definitions.  For purposes of this Agreement, the following terms
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shall have the meanings indicated below:

          (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

          (B) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

          (C)  "Board" shall mean the Board of Directors of the Company.

          (D) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for

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

Good Reason by the Executive pursuant to Section 7.1 hereof) after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, (ii) the misappropriation of funds or other property of the Company, (iii) the commission of an felony or any crime involving moral turpitude, (iv) the commission of fraud or theft, or (v) the material breach by the Executive of any obligation of the Executive under any written confidentiality or non-compete agreement between the Executive and the Company. For purposes of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's act, or failure to act, was in the best interest of the Company and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists.

          (E) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                         (I) any Person (other than Boston Chicken, Inc.) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities; or

                         (II) there is consummated a merger or consolidation of
               the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 50% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
               (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person (other than Boston Chicken, Inc.) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates other than in connection with the acquisition by the Company or its Affiliates of a business) representing 40% or more of the combined voting power of the Company's then outstanding securities; or

                         (III) the stockholders of the Company approve a plan of
               complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale; or

                         (IV) the individuals who, as of the date of any Change in Control of Boston Chicken (as hereinafter defined) are members of the Board, cease for any reason to constitute a majority of the Board. For purposes of paragraph (IV), above a "Change in

               Control of Boston Chicken" shall mean (i) the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock or other voting securities of Boston Chicken, Inc. entitling such person to exercise more than 30% of the combined voting power of the outstanding securities of Boston Chicken, Inc., (ii) a sale of all or substantially all of the assets of Boston Chicken, Inc. to any purchaser (a "BCI Purchaser") if any Person is the beneficial owner of shares of capital stock or other voting securities of the BCI Purchaser entitling such person to exercise more than 30% of the combined voting power of the outstanding securities of such BCI Purchaser, or (iii) the individuals who, as of the date of this letter agreement, are members of the board of directors of Boston Chicken, Inc. (the "Incumbent Board") cease for any reason to constitute at least a majority of the board of directors of Boston Chicken, Inc., provided, however, that if either the election of any new director of the nomination for election of any new director by Boston Chicken, Inc.'s stockholders was approved by a vote of at least a majority of the Incumbent Board, such new director shall be considered a member of the Incumbent Board.

          (F) "Company" shall mean Einstein/Noah Bagel Corp. and, except in determining under Section 15(E) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

          (G)  "Date of Termination" shall have the meaning set forth in Section
7.2 hereof.

          (H) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty (30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

          (I) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

          (J) "Executive" shall mean the individual named in the first paragraph of this Agreement.

          (K) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of
Section 6.1 hereof (treating all references in paragraphs (I) through (VII) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (V), (VI) or (VII) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

               (I) a substantial adverse alteration in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control;

               (II) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

               (III) the relocation of the Executive's principal place of employment to a location more than 60 miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business to an extent substantially consistent with the Executive's present business travel obligations;

               (IV) the failure by the Company to pay to the Executive any portion of the Executive's current compensation, within seven (7) days of the date such compensation is due;

               (V) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control;

               (VI) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control (except for across the board changes similarly affecting all executives of the Company and all executives of any Person in control of the Company), the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

               (VII) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

          The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

          (L)  "Notice of Termination" shall have the meaning set forth in
Section 7.1 hereof.

          (M) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries,
(ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities

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

pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          (N) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                    (I) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                    (II) the Company or any Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

                    (III) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

          (O)  "Severance Payments" shall have the meaning set forth in Section
6.1 hereof.

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

          (P) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

                                        EINSTEIN/NOAH BAGEL CORP.


                                        By: Robert M. Hartnett
                                           --------------------------------
                                           Name: Robert M. Hartnett
                                           Title:

                                        /s/ Paul Murphy
                                        -----------------------------------
                                            Paul Murphy

                                        Address:

                                        2476 Westminster Terrace
                                        -----------------------------------
                                        Ouiedo,  Florida
                                        -----------------------------------
                                        32765
                                        -----------------------------------
                                             (Please print carefully)

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